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                                                                  EXHIBIT 10.1.5



                                October 20, 2005



Asia Automotive Acquisition Corporation
401 South Old Woodward, Suite 450
Birmingham, Michigan 48009

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, NY 10020


                  Re:      Initial Public Offering

Gentlemen:

                  Asia Development Capital LLC ("ADC"), a stockholder of Asia Automotive Acquisition Corporation("Company"), in consideration of Rodman & Renshaw, LLC ("Rodman & Renshaw") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):


                  1. If the Company solicits approval of its stockholders of a Business Combination, ADC will vote all Insider Shares owned by it and all shares of Common Stock of the Company acquired by it in the IPO or aftermarket in accordance with the majority of the votes cast by the holders of the IPO Shares.


                  2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), ADC will vote all Insider Shares owned by it in favor of the Company's decision to liquidate. Each of ADC and each member or controlling person of ADC (each a "Control Person") hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim either may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

                  3. ADC acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated


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with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Rodman & Renshaw that the business combination is fair to the Company's stockholders from a financial perspective.

                  4. Neither ADC, any Control Person, nor any affiliate ("Affiliate") of ADC or any Control Person will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination. Notwithstanding the foregoing to the contrary, ADC shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and shall be allowed to receive from the Company $7,500 per month, representing an allocable share of ADC's overhead, to compensate it for the Company's use of ADC's offices, utilities and personnel.

                  5. Neither ADC, any Control Person, nor any Affiliate of ADC will be entitled to receive or accept a finder's fee or any other compensation in the event ADC, any Control Person or any Affiliate originates a Business Combination.

                  6. ADC will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

                  7. ADC's Questionnaire furnished to the Company and Rodman & Renshaw and annexed as Exhibit B hereto is true and accurate in all respects. ADC represents and warrants that no Control Person:

         (a) is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

         (b) has ever been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

         (c) has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

                  8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Rodman & Renshaw and its legal representatives or agents (including any investigative search firm retained by Rodman & Renshaw) any information they may have about the undersigned's background and finances ("Information"). Neither Rodman & Renshaw nor its agents shall be violating

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the undersigned's right of privacy in any manner in requesting and obtaining the
Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

                  9. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Kramer Levin Naftalis & Frankel LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Rodman & Renshaw and appoint a substitute agent acceptable to each of the Company and Rodman & Renshaw within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

                  10. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

                                             Asia  Development Capital LLC
                                             Print Name of Insider


                                          By: /s/ Rudy Wilson
                                             -----------------------------------
                                             Name: Rudy Wilson
                                             Title: Partner